DLA Piper LLP (US)
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December 7, 2018

Net 1 UEPS Technologies, Inc.
President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa

Re:	Net 1 UEPS Technologies, Inc.-- Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Net 1 UEPS Technologies Inc., a Florida corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-3 (as amended, the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) on December 7, 2018, to which this opinion has been filed as an exhibit. The Registration Statement relates to the issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), up to a total amount of $350,000,000 by the Company of the Company’s:

(i)	common stock, $0.001 par value per share (the “Common Stock”);

(ii)	preferred stock, $0.001 par value per share (the “Preferred Stock”);

(iii)	senior debt securities (the “Senior Debt Securities”);

(iv)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(v)	warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and

(vi)

units representing an interest in any two or more of the following: Debt Securities, shares of Common Stock, shares of Preferred Stock or Warrants which may or may not be separable from one another (the “Units”);

(collectively, the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, and the Units are referred to herein as the “Securities”).

In providing this opinion, we have relied as to certain matters on information obtained from public officials and officers of the Company. We have been advised by the Company and, for purposes of this opinion, we have assumed, that:

1.

The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s board of directors, or in an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), to be approved by the Company’s board of directors and shareholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

2.

The Senior Debt Securities will be issued pursuant to an indenture between the Company and Wells Fargo Bank, National Association (the “Trustee”), a form of which indenture has been filed as an exhibit to the Registration Statement and will have been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

3.

The Subordinated Debt Securities will be issued pursuant to an indenture between the Company and the Trustee, a form of which indenture has been filed as an exhibit to the Registration Statement and will have been qualified under the Trust Indenture Act;

4.	The particular terms of any Debt Securities to be issued will be set forth in a supplement to the prospectus forming a part of the Registration Statement;

5.

The Warrants will be issued pursuant to a warrant agreement to be entered into between the Company and a financial institution as warrant agent (the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of the Warrants to be issued will be set forth in a supplement to the prospectus forming a part of the Registration Statement;

6.

The Units will be issued pursuant to a unit agreement to be entered into between the Company and a financial institution acting as unit agent (the “Unit Agreement”). The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of the Units to be issued will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

7.

The number of shares of Common Stock and Preferred Stock to be offered and sold subsequent to the date hereof under the Registration Statement, together with the number of shares of Common Stock and Preferred Stock of the same class issuable upon exercise, conversion or exchange of any Securities will not, in the aggregate, exceed the number of shares of each such class of Common Stock or Preferred Stock authorized in the Articles of Incorporation.

In rendering the opinions set forth below, we have further assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (vi) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all shares of Common Stock and Preferred Stock; (x) the certificates representing the Securities will be duly executed and delivered; and (xi) if the holders of the Debt Securities or shares of Preferred Stock are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which shareholders of the Company may vote, such rights will be set forth in the Articles of Incorporation or the Articles of Incorporation grants to the Company’s board of directors the power to confer such voting or inspection rights and the Company’s board of directors will have conferred such rights.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further assumptions, qualifications and limitations contained herein, we are of the following opinion:

1.

The Common Stock will be validly issued, fully paid and nonassessable, assuming that (i) the Company’s board of directors or an authorized committee thereof will have specifically authorized the issuance of such Common Stock in exchange for consideration that the board of directors or such committee determines as adequate and in excess of the par value of such Common Stock (“Common Stock Authorizing Resolutions”), and (ii) the Company has received the consideration provided for in the applicable Common Stock Authorizing Resolutions.

2.

The Preferred Stock will be validly issued, fully paid and nonassessable, assuming that (i) the Company’s board of directors or an authorized committee thereof will have specifically authorized the issuance of such Preferred Stock in exchange for consideration that the board of directors or such committee determines as adequate and in excess of the par value of such Preferred Stock (“Preferred Stock Authorizing Resolutions”), (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Company’s board of directors, or an amendment to the Company’s Articles of Incorporation approved by the Company’s board of directors and shareholders, has been filed with the State of Florida, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Articles of Incorporation and Bylaws (the “Bylaws”), and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Company has received the consideration provided for in the applicable Preferred Stock Authorizing Resolutions.

3.

The Debt Securities will constitute valid and legally binding obligations of the Company, assuming that (i) the Company’s board of directors or an authorized committee thereof will have specifically authorized the issuance of such Debt Securities in exchange for consideration that the board of directors or such committee determines as adequate (“Debt Securities Authorizing Resolutions”), (ii) the applicable indenture conforms with applicable law and is enforceable in accordance with its terms, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable indenture, the Company’s Articles of Incorporation and Debt Securities Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and offered, issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions.

4.

The Warrants will constitute valid and legally binding obligations of the Company, assuming that (i) the Company’s board of directors or an authorized committee thereof will have specifically authorized the issuance of such Warrants in exchange for consideration that the board of directors or such committee determines as adequate (“Warrant Authorizing Resolutions”), which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Warrant Authorizing Resolutions and the Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Warrant Authorizing Resolutions.

5.

The Units will constitute valid and legally binding obligations of the Company, assuming that (i) the Company’s board of directors or an authorized committee thereof will have specifically authorized the issuance of such Units in exchange for consideration that the board of directors or such committee determines as adequate (“Unit Authorizing Resolutions”), which include the terms upon which the Units are to be issued, their form and content and the consideration for which the Units are to be issued, (ii) the Unit Agreement relating to the Units has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Units have been duly established in conformity with the Unit Agreement, (iv) the Unit Agreement and the offer, issuance and sale of the Units do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Unit Authorizing Resolutions and the Unit Agreement, and (vi) the Company has received the consideration provided for in the applicable Unit Authorizing Resolutions.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the validity or enforceability of any provisions contained in Warrant Agreements or Unit Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to DLA Piper LLP (US) under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)